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Exhibit 99.1

Written Statement of Chief Executive Officer and Chief Financial Officer
Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

        The undersigned, the Chief Executive Officer and the Chief Financial Officer of Regal Cinemas Corporation, a Delaware corporation (the "Company"), each hereby certifies that, to his/her knowledge on the date hereof:

  (a)
  the Form 10-Q of the Company for the fiscal quarter ended March 27, 2003, filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (b)
  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

        A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ MICHAEL L. CAMPBELL Michael L. Campbell Chief Executive Officer May 12, 2003
/s/ AMY E. MILES Amy E. Miles Chief Financial Officer May 12, 2003

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Written Statement of Chief Executive Officer and Chief Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)